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                                                                   EXHIBIT 10.23

                              TAX SHARING AGREEMENT

          AGREEMENT, dated as of January 31, 2005 by and between Fidelity National Financial, Inc., a Delaware corporation ("FNF and its subsidiaries"), Alamo Title Holding Company ("Alamo and its subsidiaries") and Alamo Title Insurance ("Alamo"), a Texas Corporation.

                                   WITNESSETH:

          WHEREAS, FNF is the common parent corporation of an "affiliated group" of corporations (the "FNF Group"), as that term is defined in section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which group includes Alamo and any corporation that is or subsequently becomes a member of an "affiliated group" of which Alamo would be the "common parent," as such terms are defined in Section 1504(a) of the Code, if Alamo were owned by individuals (Alamo and any present or future member of its affiliated group being referred to herein as the "Alamo Group"); and

          WHEREAS, FNF and Alamo desire to agree on an equitable basis for determining the amount to be paid by Alamo to FNF on account of the Alamo Group which includes Alamo Title Insurance's inclusion in the FNF Group's consolidated federal income tax returns.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

          1. Inclusion in FNF Return. Alamo agrees to join, and shall cause each other member of the Alamo Group which includes Alamo Title Insurance to join, in the filing of the FNF Group's consolidated federal income tax return for each taxable year for which Alamo is eligible to join in such filing. Alamo agrees to, and agrees to cause each member of the Alamo Group which includes Alamo Title Insurance to, file such consents, elections, and other


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documents and to take such other action as may be necessary or appropriate to carry out the purposes of this Agreement. FNF agrees that FNF shall timely file the FNF Group's consolidated federal income tax return for each taxable year that Alamo is a member of the FNF Group, and FNF shall pay the amount of tax imposed by Subtitle A or F of the Code as reflected thereon or due with respect thereto.

          In all matters relating to the FNF Group's consolidated tax liability, FNF is the agent for each member of the FNF Group, including Alamo. As said agent, FNF has the sole authority and discretion to make any election for each member, including any election that must be made to determine a member's separate taxable income for purposes of computing the consolidated taxable income of the FNF Group.

          2. The Alamo Group's Hypothetical Tax. For purposes of this Agreement, the "Alamo Group which includes Alamo Title Insurance's hypothetical tax" for any taxable year covered by this Agreement shall be the federal income tax liability that the Alamo Group which includes Alamo Title Insurance would have had for such taxable year if the Alamo Group which includes Alamo Title Insurance had filed its own consolidated federal income tax return for such taxable year, taking into account any carryovers to, or carrybacks from, other taxable years of the Alamo Group which includes Alamo Title Insurance (or any member thereof) that are available in such taxable year of the Alamo Group which includes Alamo Title Insurance, or would have been so available if the Alamo Group which includes Alamo Title Insurance had filed its own consolidated (or where applicable, separate) federal income tax returns for such other taxable years, and the Alamo Group which includes Alamo Title Insurance was subject to tax on all of its taxable income at the applicable maximum rate specified in the Code but without the benefit of any surtax exemption. In computing the Alamo Group which includes Alamo Title Insurance's


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hypothetical tax: (i) there will be eliminated from taxable income any intercompany dividends that would be eliminated under Treasury Regulation
Section 1.1502-14(a); (ii) intercompany transactions between members of the FNF Group that would be deferred under Treasury Regulation Section 1.1502-13 shall be deferred; (iii) in the case of any item of income, gain, loss deduction or credit that is computed or subject to a limitation only on a consolidated basis, including but not limited to, charitable contributions, capital losses, foreign tax credits, research and experimentation credit and Section 1231 gains and losses ("Consolidated Items"), such Consolidated Items shall be taken into account by the Alamo Group which includes Alamo Title Insurance only if, and to the extent (determined by FNF on any reasonable basis), that a Consolidated Item is taken into account and actually affects the amount of the tax liability of the FNF Group; and (iv) in the case of the treatment of an item subject to an election made only on a consolidated basis, the treatment will be governed by the election made by FNF on the consolidated return. All intercompany transactions (as defined in Treasury Regulation Section 1.1502-13(a)) between members of the FNF Group will be taken into account in computing the Alamo Group which includes Alamo Title Insurance's hypothetical tax at the time when such transactions are required to be recognized by the FNF Group under Treasury Regulation Section 1.1502-13, and any Consolidated Item not initially taken into account in computing the tax of the Alamo Group which includes Alamo Title Insurance shall be taken into account by the Alamo Group which includes Alamo Title Insurance in the year, and to the extent, that such Consolidated Item is taken into account by the FNF Group.

          3. Payment. With respect to each taxable year for which Alamo is at any time a member of the FNF Group:


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               a. On each due date for payment of any required installment of estimated federal income tax (determined under Section 6655 of the Code) and on the due date (determined without regard to any extensions) for filing the FNF Group consolidated federal income tax return (determined under Section 6072 of the Code), Alamo shall pay to FNF the federal income tax imposed by Subtitle A and F of the Code on the Alamo Group which includes Alamo Title Insurance's hypothetical tax that would have been payable on such date if the Alamo Group which includes Alamo Title Insurance were filing its own consolidated federal income tax return for such taxable year. In computing Alamo's estimated federal income tax payments, each payment shall be sufficient to avoid incurring any addition to tax by the Alamo Group which includes Alamo Title Insurance under Section 6655 of the Code by reason of an underpayment by a "large corporation" within the meaning of
               Section 6655(g)(2) of the Code and shall be consistent with the elections permitted to be made under Section 6655(d) and (e) of the Code as actually made by FNF, in its sole discretion, for such taxable year and communicated to Alamo.

               b. On or prior to the date the FNF Group consolidated return is actually filed for a taxable year, Alamo shall pay to FNF, or FNF shall pay to Alamo, as the case may be, the difference between the Alamo Group which includes Alamo Title Insurance's hypothetical tax for such taxable year and the amount paid by Alamo to FNF pursuant to paragraph 3(a) hereof for such taxable year. If the Alamo Group which includes Alamo


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               Title Insurance for such taxable year has a loss or credit which could be carried back to and which would reduce the Alamo Group which includes Alamo Title Insurance's hypothetical tax (as adjusted) for any earlier taxable year for which the Alamo Group which includes Alamo Title Insurance was included in the FNF Group, then (x) if and to the extent that such loss or credit is utilized to actually reduce the FNF Group's tax liability for such current taxable year, FNF shall pay to Alamo on the date the FNF Group consolidated return is actually filed for such taxable year the amount by which the Alamo Group which includes Alamo Title Insurance's hypothetical tax in such earlier taxable year is reduced by reason of such carryback or (y) if and to the extent that such loss or credit is actually carried back to an earlier taxable year of the FNF Group, FNF shall pay to Alamo on the date any refund of tax is actually received the amount by which the Alamo Group which includes Alamo Title Insurance's hypothetical tax in such earlier year is reduced by reason of such carryback together with any applicable interest.

               c. All settlements under this Agreement shall be made within 30 days of the filing of the applicable estimated or actual consolidated federal corporate income tax return with the Internal Revenue Service, except where a refund is due FNF, in which case, FNF will pay to Alamo Group which includes Alamo Title Insurance the amounts due and owing within 30 days the receipt of the refund.


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               d. All payments required to be made by Alamo to FNF shall be made by (i) either by wire transfer or the deposit of "immediately available funds" on the required date of payment to the appropriate bank account as may be designated by FNF for that purpose, provided that telephonic notice of any transfer is provided to FNF, or (ii) any other method agreed to by the parties; provided that, such method reflects an attempt in good faith to make a required payment on the day when due. In the case of amounts payable by FNF to Alamo under this Agreement, such amounts shall be paid under the same standards and conditions as required of Alamo.

               e. To help assure Alamo Group which includes Alamo Title Insurance's enforceable right to recoup federal income taxes in the event of future net losses, an escrow account consisting of assets eligible as an investment for a Texas insurance company shall be established and maintained by FNF in an amount equal to the excess of the amount paid by Alamo Group which includes Alamo Title Insurance to FNF for federal income taxes over the actual payment made by FNF to the Internal Revenue Service. Escrow assets shall be released to FNF from the escrow account at such time as the permissible period for loss carrybacks has elapsed.

               f. Adjustments. Alamo agrees that FNF alone shall be responsible for, and shall have sole and absolute discretion with respect to, claiming any deductions or credits not claimed on the FNF Group consolidated return as filed, the filing of any amended returns, agreeing to, contesting, or settling any adjustments to the FNF Group's federal income tax liability for any


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               taxable year covered by this Agreement, and FNF shall pay any deficiencies in, or receive any refunds of, the FNF Group's federal income tax liability for any such taxable year resulting from a final determination by the Internal Revenue Service or the courts, or from carrybacks or carryovers of the FNF Group from or to other taxable years. On or prior to the date of payment or receipt or, if there is to be no payment or receipt, then on or prior to the date on which there is an adjustment in the Alamo Group which includes Alamo Title Insurance's hypothetical tax resulting from a final determination by the Internal Revenue Service or the courts, or from carrybacks or carryovers of the FNF Group from other taxable years, ALAMO shall pay to FNF or FNF shall pay to Alamo, as the case may be, the amount necessary to reflect all adjustments in the Alamo Group which includes Alamo Title Insurance's hypothetical tax for any taxable year, together with any interest and penalties fairly attributable thereto.

               g. Resolution of Disputes as to the ALAMO Group's Hypothetical Tax. In the event of a disagreement between the parties hereto as to the amount of the Alamo Group which includes Alamo Title Insurance's hypothetical tax for any taxable year covered by this Agreement, such amount shall be determined by the independent certified public accountants who audit FNF's certified financial statements at the time such dispute arises, and the determination of such accountants shall be final and binding on the parties hereto.


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               h. FNF Indemnity. Provided that Alamo has made the payments required of Alamo under this Agreement, FNF shall be liable for, and shall indemnify and hold harmless Alamo and each member of the Alamo Group which includes Alamo Title Insurance from and against any liabilities for the taxes imposed by Subtitle A or F of the Code on the FNF Group for each taxable year for which Alamo joined in the filing of the FNF Group consolidated federal income tax return.

               i. Earnings and Profits and Characterization of Payments. Earnings and profits of each member of the FNF Group shall be calculated by allocating the federal income tax liability of the FNF Group to each member in accordance with the method described in Section 1552(a)(2) of the Code and the applicable Treasury Regulations thereunder.

               j. Certain Combined State Taxes.

                    a. In the case of any tax imposed by a State or political subdivision thereof which (i) is imposed on, or measured by, gross or net receipts, income, capital or net worth, including State and local franchise or similar taxes measured by net income, excluding any telecommunications, gross receipts (other than taxes on gross receipts that are imposed in lieu of a tax on net receipts) and other transactional taxes and (ii) are computed on a consolidated, unitary or combined basis by reference to the income and/or activities of members of the FNF Group other than members of the Alamo Group which includes Alamo Title Insurance and members of the Alamo Group which


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                    includes Alamo Title Insurance (a "Combined Tax"), such
                    Combined Tax shall be allocated between members of the FNF Group other than members of the Alamo Group which includes Alamo Title Insurance and members of the Alamo Group which includes Alamo Title Insurance first on the basis of, and to the extent that, the receipts, income, capital or net worth of a member resulted in, or increased, such Combined Tax, with any remaining Combined Tax allocated among the members on the basis which each member's relative attribute (positive or negative) was taken into account in determining the amount of the Combined Tax.

                    b. Payments of Combined Tax among members of the FNF Group other than members of the Alamo Group and members of the Alamo Group which includes Alamo Title Insurance shall be made at the times and in the amounts otherwise consistent with the provisions of Section 3 hereof.

          4.   Miscellaneous Provisions.

               a. Entire Understanding. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each of the parties hereto and approved by the Department of Insurance.


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               b. Choice of Law. This Agreement shall be governed by and
               construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state.

               c. Further Assurances. The parties hereto shall execute and deliver such further instruments and do such further acts and things (including, without limitation, by causing their subsidiaries to execute and deliver such instruments and to do such acts and things) as may be required to carry out the intent and purpose of this Agreement. The parties each shall cooperate with the other with respect to the preparation and filing of any tax return or the conduct of any tax audit or other tax proceeding. If any party has possession of documents or records which relate to, or could affect, any item of income, loss, deduction, credit, tax basis or other tax attributes of any other party hereto, such party shall take reasonable steps to preserve such documents or records for the same period and to the same extent as such party preserves and protects its own similar tax documents, and prior to destroying or discarding any such records shall notify the party to whom the records relate and offer such party the opportunity, at such parties' expense, to take possession or control of such documents.

               d. Termination. Notwithstanding the termination of the Agreement, its provisions will remain in effect, with respect to any period of time during the tax year in which termination occurs, for which the income of the terminating party must be included in the consolidated return.


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                    Notwithstanding its termination, all material including, but not limited to returns, supporting schedules, work papers, correspondence and other documents relating to the consolidated return shall be made available to any party to the agreement during regular business hours.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date indicated by their duly authorized officers effective as of the date first above written, with execution in counterparts permitted.

                                        FIDELITY NATIONAL FINANCIAL, INC.


                                        By: /s/
                                            ------------------------------------
                                        Title: Authorized Officer
                                        Date:
                                              ----------------------------------

Attest:
        -----------------------------


                                        ALAMO TITLE HOLDING COMPANY


                                        By: /s/
                                            ------------------------------------
                                        Title: Authorized Officer
                                        Date:
                                              ----------------------------------

Attest:
        -----------------------------


                                        ALAMO TITLE INSURANCE


                                        By: /s/
                                            ------------------------------------
                                        Title: Authorized Officer
                                        Date:
                                              ----------------------------------

Attest:
        -----------------------------


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